EXHIBIT 10.2

                    CORPORATE DEVELOPMENT SERVICES AGREEMENT

THIS AGREEMENT by and between IVDesk Minnesota, Inc. referred to herein as "Client", having an office at 1515 Central Avenue NE, Suite 100, Minneapolis, MN, and 5X Partners LLC referred to herein as "5X", having an office at 11716 Mississippi Drive North, Champlin, MN 55316 (the "Agreement") is made effective as of the 15th day of February, 2013 and supersedes all previous agreements between the parties.

In consideration of the mutual covenants and conditions contained herein and other good and valuable consideration, the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto mutually agreed as follows:

SCOPE OF WORK: 5X will perform the services described in its Scope of Work attached and approved by 5X and Client, (referred to herein as "Services") in accordance with the following "Commercial Terms".

                                COMMERCIAL TERMS

CONFIDENTIALITY: 5X agrees to be bound by the BI-DIRECTIONAL CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT signed into effect on September 14th, 2012. Client recognizes the need for 5X to be able to document its experience and qualifications. To permit this process, and notwithstanding any other or subsequent obligation or confidentiality entered into by 5X, 5X shall, at a minimum, be entitled to describe its Services and/or the project by title and generally as to scope, type and size, and upon completion of this scope of work, state the name of Client in qualifications, promotional and experience materials. These materials may include information that is not restricted by the signed BI-DIRECTIONAL CONFIDENTIALITY AND NON-DISCLOSURE AGREEMENT.

COMPENSATION: In consideration for performance of the Services, Client shall compensate 5X in accordance with the Compensation/Payment Terms included in attached Scope of Work. Should Client desire to change or add to the Scope of Work, and 5X is required to exceed its original estimate for any reason, the Client and 5X may, by mutual written agreement: i) redefine the Scope of Work in order to accomplish Client's budget objectives; or ii) increase compensation paid to accomplish additional requested services.

REIMBURSED EXPENSES: Out-of-pocket expenses including but not limited to shipping charges, printing and reproduction, travel/travel-related expenses and miscellaneous materials will be billed at cost. Copies of supporting documentation will be provided upon Client's request and at Client's expense.
Client shall reimburse 5X for out-of-pocket expenses in accordance with the Payment Terms included in the attached Scope of Work.

GOVERNING LAW: This agreement shall be governed and interpreted in accordance with the laws of The State of Minnesota, excluding provisions thereof that refer to the laws of another jurisdiction.

AGREEMENT: These Commercial Terms, the attached General Conditions, and the Scope of Work together with the Confidentiality Agreement, all incorporated addendums, amendments, exhibits, orders or schedules define and govern the performance of the Services and rights and obligations of the parties and their respective subsidiaries, if any. This Agreement supersedes all prior oral and written communications, agreements and understandings of the parties with respect to the subject matter of this Agreement. No amendment, change or modification of this Agreement shall be valid unless in writing signed by the parties hereto. If any provision of this Agreement, or any portion thereof, is held to be invalid and unenforceable, then the remainder of this Agreement shall nevertheless remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto, through their authorized agents, have executed this Agreement, effective as of the date first above written.

IV DESK MINNESOTA, INC.                  5X PARTNERS, LLC
A CORPORATION:                           A MINNESOTA LIMITED LIABILITY COMPANY:


------------------------------------     --------------------------------------
           print name                                  print name


------------------------------------     --------------------------------------
             Title                                       Title


------------------------------------     --------------------------------------
           Signature                                   Signature

DATE:                                    DATE:
     -------------------------------         ----------------------------------

                               GENERAL CONDITIONS

WARRANTY. 5X warrants that it will perform the Services in accordance with the standards of care and diligence normally practiced by recognized consulting firms in performing services of a similar nature. If, during the ten (10) business day period following completion or termination of 5X's Services, it is shown that 5X has failed to meet this standard, the Client has promptly notified 5X in writing of such failure, 5X shall perform such corrective services within the original scope of work as may be necessary to make its Services conform to such standard. This warranty shall constitute 5X's sole warranty and guarantee obligation and Client's exclusive remedy in respect of the quality of the Services.

INDEPENDENT CONTRACTOR. This Agreement shall not render 5X an employee, partner, or agent of the Client for any purpose. 5X is and will remain an independent contractor in relationship to the Client. The Client shall not be responsible for withholding taxes with respect to the 5X's compensation hereunder. 5X shall have no claim against the Client hereunder or otherwise for vacation pay, sick leave, retirement benefits, social security, worker's compensation, health or disability benefits, unemployment insurance benefits, or employee benefits of any kind. 5X hereby acknowledges it has no authority to enter into any contract or incur any liability on behalf of the Client except to the extent authorized by the Scope of Work or expressly granted by Client.

CONFLICT OF INTEREST. 5X affirms that it is not engaged by any third party in services that constitutes a conflict of interest with the Services specified in this Agreement. If such situation may arise, 5X will disclose, in writing, such occurrence to Client and Client shall have the right to terminate this Agreement for cause. Client acknowledges and waives any possible conflict of interest for 5X that exists or may exist between the Client and any existing or potential subsidiary.

COMPLETION. When 5X deems it has completed the Services, it shall so notify Client in writing. Within ten (10) business days thereafter, Client shall advise 5X in writing of any defects in the Services for which 5X is responsible under this Agreement. As soon as any such defects are corrected (or as soon as the ten
(10) day period for such notice has expired and Client has not advised 5X of any such defects), all 5X Services shall be deemed as accepted by Client.

TERMINATION. Either 5X or Client may terminate this Agreement at its convenience upon ten (10) business days prior written notice to the other. In addition, either party may terminate this Agreement upon written notice to the other in the event the other party becomes insolvent or bankrupt or is the debtor in any receivership or bankruptcy proceeding or effects a general assignment for the benefit of its creditors, in the event the other party commits a substantial breech of this Agreement and fails to correct or take reasonable steps to correct such substantial breach within ten (10) business days after receipt of written notice thereof. Upon any termination of this Agreement, Client shall pay 5X only the costs incurred and fee earned through the effective date of termination, and neither party shall have any further liability to the other.

CONSEQUENTIAL DAMAGES. In no event shall 5X incur any liability under or in connection with this Agreement (including any breach thereof), whether based upon contract, strict liability, tort, negligence, or other legal theory, for any indirect, incidental, special or consequential damages of any nature whatsoever including, without limitation, any damages arising out of or pertaining to loss of use of property, loss of profits or other revenue, interest, loss of product, increased expenses or business interruption, however the same may be caused.

LITIGATION SUPPORT. In the event 5X is requested by Client or compelled by subpoena or otherwise by any party to give expert or witness testimony or otherwise participate in a judicial or administrative proceeding involving Client at any time. Client shall compensate 5X at 100% of the Billing Rate, including preparation time, and shall reimburse 5X for all out-of-pocket costs as provided herein.

INDEMNIFICATION. Client hereby agrees to indemnify, defend and hold 5X harmless from and against any and all claims, liabilities, damages, judgments, costs, awards and expenses (including reasonable attorney fees) suffered or incurred by 5X arising from or relating to the relationship between 5X and Client established by this Agreement, provided that: i) 5X shall give Client reasonably prompt notification in writing of any such claim, suit, threat or allegation;
ii) Client shall have control of the defense of any such claim or suit and negotiation for its settlement or compromise; and iii) Client is given information and assistance by 5X for the defense or settlement of same.
Client shall have no defense or indemnification obligations to 5X and 5X shall be responsible for and shall hold Client harmless from claims or suits by third parties arising from: i) the performance by 5X or its employees or agents of 5X's obligations hereunder in a grossly negligent manner or in violation of any applicable federal or state laws or regulations; ii) any contract or other agreement between 5X and a third party; iii) any activities by 5X, its employees or agents which are outside of the scope of this Agreement; or iv) claims and suits by third parties relating to personal injury or property damage caused by the gross negligence of 5X employees or agents whether within or outside the scope of this Agreement.

INTERPRETATION. Except and only to the extent expressly stated to the contrary herein, indemnities against, releases from, assumptions of and limitations on liability expressed in this Agreement, as well as waivers of subrogation rights, shall apply even in the event of the fault, negligence or strict liability of the party indemnified or released or whose liability is limited or assumed or against whom rights of subrogation are waived and shall extend to the officers, directors, employees, licensors, agents and partners of such party and their partners and related entities.

LIMITATION OF LIABILITY.
EXCEPT FOR AMOUNTS DUE UNDER THE INDEMNIFICATION PROVISIONS FOR CLAIMS BY THIRD PARTIES, IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING IN CONNECTION WITH THIS AGREEMENT, ITS NEGOTIATION, FORMATION, BREACH, EXPIRATION OR TERMINATION.

RESOLUTIONS OF DISPUTES. Any controversy arising out of or relating to this Agreement, any modifications or extension hereof, or any order, sale or performance hereunder, including any claim for damages or rescission, or both, shall be settled by binding arbitration in Hennepin County, Minnesota in accordance with the commercial rules then obtaining of the American Arbitration Association. The parties consent to the jurisdiction of the state courts in and for the County of Hennepin, State of Minnesota, and of the United States District Court for the District of Minnesota, for all purposes in connection with such arbitration. The parties consent that any process or notice of motion or other application or paper in connection with arbitration, may be served by certified mail, return receipt requested, on the persons/organization identified in the signatures above. The parties further agree that arbitration proceedings must be instituted within one year after the claimed breach occurred, and that the failure to institute arbitration proceedings within such period or to make any counterclaim in such arbitration shall constitute an absolute bar to the institution of any proceedings and a waiver of all such claims. The prevailing party in any arbitration or other proceedings shall be entitled, in addition to any other rights or remedies it may have, to reimbursement for its expenses incurred thereby including court and arbitration costs, reasonable attorney's fees, witness fees, and arbitrators fees.

AGREEMENT NOT TO DISPARAGE. Client, their officers and directors, on the one hand, and 5X on the other hand, agree that they will not, directly or indirectly, in public or in private, disparage, deprecate or impugn, or otherwise make any remarks that would tend to or could reasonably be construed to disparage, deprecate or impugn, the other party, nor shall any such party encourage other persons or entities to do so.

NO WAIVER. No failure by either party to insist on performance of any term, condition, instruction, or to exercise any right or privilege included in this Agreement, and no waiver of any breach shall constitute a waiver of any other or subsequent term, condition, instruction, breach, right or privilege.

LATE PAYMENT. Invoices not paid within thirty (30) days are subject to interest from the 31st day at the rate of 1-1/2% per month (18% per annum) but not to exceed the maximum interest allowed by law. In the event 5X places Client's account in the hands of an attorney or collection agency for collection, Client agrees to pay 5X all fees and expenses, including attorneys' fees and expert fees necessitated thereby.

MISCELLANEOUS.

     a. This Agreement expresses the complete and exclusive statement of the understanding between the parties regarding the subject matter herein and supersedes any prior or contemporaneous written or oral proposals and agreements, representations or courses of dealing. Any modifications to this Agreement must be in writing and signed by the Client executive contact and an authorized representative of 5X.

     b. This Agreement shall not be assigned or transferred by either party without the prior written approval of the other. Any such prohibited assignment or transfer shall be null and void.

     c. The obligations of the parties accrued as of the date of completion, termination, or expiration of this Agreement and the obligations which, by their nature are intended to survive such completion, termination, or expiration, and which shall survive the completion, termination, or expiration of this agreement, include without limitation the obligations relating to:

          -    payment of fees and expense reimbursement
          -    non-disclosure
          -    indemnification and hold harmless
          -    agreement not to disparage
          -    return and availability of information
          -    resolution of disputes

     d. If any terms of this Agreement are deemed to be unenforceable by a court of competent jurisdiction, then such term shall be deemed deleted. The remaining terms shall be construed so as to give maximum lawful effect to any such deleted terms.

     e. Section headings and titles are for convenience only and shall be of no force or effect in the construction or interpretation of this Agreement.

     f. All notices pertaining to this Agreement should be in writing and shall be sufficient if sent via: i) certified mail to the addresses for the parties set forth in the first paragraph of this Agreement; or ii) sent via email and acknowledged by returned email with such acknowledgment from the receiving party.

                                5X SCOPE OF WORK

1.   INTRODUCTION

     5X has completed two contracts (Scope of Work Addendums 1 & 2) for Client that delivered the planning effort to grow the company via a financed market launch (SOW Addendum 1) and implemented the first stage of the plan (SOW Addendum 2) including the formation of a new corporate structure, and the raising of a first round of launch funds. 5X and Client have signed a third agreement dated September 15th 2012; this scope of work supersedes that agreement.

2.   THE SERVICES

     This Scope of Work covers 5X's participation in the Market Launch and other post-funding activities including the R&D planning, the raising of a second round of financing, the registration of investor stock, and the initiation of public trading, and the ramp up of the sales system including channel sales.

3.   THE DELIVERABLES

     During this stage, the 5X participants will fill operating roles for Client, and will deliver work results as defined by the Board-approved Business Plan and management delegations as updated from time to time.

4.   PROGRAM PARTICIPANTS AND ROLES

--------------- ----------------------------------------- ----------------------
                                                                MOBILE CONTACT
    NAME                         ROLE                            INFORMATION
--------------- ----------------------------------------- ----------------------
Larry Ingwersen        Business Development Role:               763/ 390 1444
                Financing, Acquisitions, Public Filings,
                              Channel Sales
--------------- ----------------------------------------- ----------------------
Rod Johnson         Sales and Marketing Leader Role:            651/ 269 7837
                Business Planning, Building the Sales and
                            Marketing Systems
--------------- ----------------------------------------- ----------------------
Martin Dehen            Investor Relations Role:                612/ 558 0007
                Identifying and Closing Fitted Investors,
                         Investor Communications
--------------- ----------------------------------------- ----------------------

5.   THE SCHEDULE & SERVICES TERM

     5.1. The start date will be February 15, 2013 and shall continue until:

          5.1.1. A mutually agreed upon updated scope of work is initiated
          5.1.2. 90 day notice of termination by either party

     5.2. The time commitments, compensation and term will be as shown in the table below:

              ------------------------ ---------------------------------------
                           NAME                       COMMITMENT
              ------------------------ ---------------------------------------
              Larry Ingwersen                    Time Commitment: 80%
                                             Monthly Compensation: $10,000
              ------------------------ ---------------------------------------
              Rod Johnson                        Time Commitment: 80%
                                             Monthly Compensation: $10,000
              ------------------------ ---------------------------------------
              Marty Dehen                        Time Commitment: 60%
                                             Monthly Compensation: $7,500
              ------------------------ ---------------------------------------
                    Total 5X Partners                 $27,500/mo
              ------------------------ ---------------------------------------

6.   COMPENSATION/PAYMENT TERMS

     6.1. For each period, 5X will be compensated in the total amounts above, payable on the 15th each month in the respective period. All payments are made in advance of the period
     6.2. Payment shall be payable to "5X Partners" and an account for electronic transfer of funds will be provided to client.
     6.3. The Client will also pay for the reasonable out-of-pocket expenses (at cost) incurred by 5X.